Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of the attached statement on Schedule 13D with respect to the common units beneficially owned by each of them. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.
IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of August 2, 2019.

MARATHON PETROLEUM CORPORATION		MPC INVESTMENT LLC

By:	/s/ Molly R. Benson	By:	/s/ Molly R. Benson
Name:	Molly R. Benson	Name:	Molly R. Benson
Title:	Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary	Title:	Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary

MPLX LOGISTICS HOLDINGS LLC		MPLX GP LLC

By:	/s/ Molly R. Benson	By:	/s/ Molly R. Benson
Name:	Molly R. Benson	Name:	Molly R. Benson
Title:	Assistant Secretary	Title:	Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary

ANDEAVOR LLC		TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Molly R. Benson	By:	/s/ Molly R. Benson
Name:	Molly R. Benson	Name:	Molly R. Benson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

WESTERN REFINING, INC.		TESORO ALASKA COMPANY LLC

By:	/s/ Molly R. Benson	By:	/s/ Molly R. Benson
Name:	Molly R. Benson	Name:	Molly R. Benson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

GIANT INDUSTRIES, INC.		TESORO LOGISTICS GP, LLC

By:	/s/ Molly R. Benson	By:	/s/ Molly R. Benson
Name:	Molly R. Benson	Name:	Molly R. Benson
Title:	Vice President and Secretary	Title:	Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President and Secretary